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
Contacts:   Investors:                                      Media:
            Deborah R. Jacobson                             Mark Semer
            LIN TV Corp.                                    Kekst and Company
            (401) 457-9403                                  (212) 521-4802

                 LIN TV CORP. REPORTS 2003 FIRST-QUARTER RESULTS

PROVIDENCE, RHODE ISLAND, April 29, 2003 - LIN TV Corp. (NYSE: TVL), the parent of LIN Television Corporation, today reported financial results for the quarter ended March 31, 2003. The reported results reflect the acquisition of Sunrise Television Corp. on May 2, 2002.

Reported Results

The net loss for the first quarter of 2003 was $40.9 million, or $0.82 per share, compared to a net loss of $56.4 million, or $2.20 per share, during the first quarter of 2002. During the first quarter of 2003 the Company recorded a charge of $29.5 million for costs associated with the early repayment of its $300 million face amount of senior discount notes issued in 1998 and to write-off unamortized fees and discounts on the notes. The notes were called on February 7, 2003 and redeemed on March 10, 2003.

First-quarter 2003 net revenues were $75.3 million, an increase of 20.4% over net revenues of $62.5 million in the first quarter of 2002. Station operating income, a new line item on the Company's income statement which represents net revenue less direct operating costs at the television stations (including program amortization expense), before corporate overhead expense and depreciation and amortization expense, was $23.8 million, an increase of 8.3% from $22.0 million in the first quarter of 2002. The increase was due to additional television stations under management following the Sunrise Television Corp. acquisition. Operating income decreased to $11.8 million in the first quarter of 2003 from $14.2 million in the comparable 2002 period.

Capital expenditures were $6.1 million for the first quarter of 2003 compared to $5.2 million in the comparable quarter for 2002, and the Company received $1.6 million in equity investment distributions in the first quarter of 2003 compared to no distributions from equity investments in the first quarter of 2002.

Adjusted Results

LIN TV also reported adjusted results to reflect the acquisition of Sunrise on May 2, 2002, as if it had occurred on January 1, 2002. The adjusted presentation excludes operating results of the

Sunrise North Dakota stations, which were sold in August 2002, as well as the operating results of KRBC-TV and KACB-TV in Abilene and San Angelo, Texas, the sale of which is pending approval by the Federal Communications Commission. The adjusted results also reflect the impact of transactions associated with LIN TV's May 2002 IPO and the subsequent redemption of the LIN Holdings senior discount notes, including debt repayment upon the IPO and subsequent borrowing to redeem the discount notes, and adjustment of related cash interest expense, as if the debt had been repaid or borrowed on January 1, 2002. The adjustments also include elimination of the preferred dividend the company received as a result of the liquidation of its interest in Southwest Sports Group, and the elimination of management fees paid to Hicks, Muse, Tate & Furst during 2002. A reconciliation of GAAP to adjusted results is included in the attached exhibits.

Adjusted net revenue for the first quarter of 2003 was $75.3 million, consistent with the 2002 first quarter. Adjusted station operating income for the quarter was $23.8 million, a decrease of 4.7% from adjusted station operating income of $25.0 million for the first quarter of 2002. Adjusted operating income was $11.8 million compared to $15.9 million for the first quarter of 2002.

CEO Comment

Gary R. Chapman, LIN TV's Chairman, President and Chief Executive Officer, said:
"I am proud that LIN TV's stations generated first-quarter revenue in line with last year's first quarter despite the difficult circumstances we began to experience late in the period, particularly as a result of the outbreak of hostilities in Iraq. The advertising we lost was unavoidable, but our stations demonstrated - as they have in the past - that they are prepared to withstand an adverse environment.

"There were several other events in the quarter that we expect to have long-term benefits for LIN TV. We re-launched WNLO-TV in Buffalo as a UPN affiliate and launched WIIH, a class A station in Indianapolis, as the Univision affiliate for that market. We also continued the company's recapitalization that began with our IPO by retiring two debt issues of our LIN Holdings Corp. subsidiary. This effort meaningfully reduced interest expense and enhanced liquidity from operations. While we incurred increased costs in the first quarter, these reflect expenditures intended to strengthen the news operations at several stations and increased health insurance costs that face the industry today," Mr. Chapman concluded.

Balance Sheet

Total debt outstanding on March 31, 2003 was $754.0 million and cash and cash equivalent balances were $20.2 million at quarter-end. The Company's senior secured credit agreement contains a covenant obligating the Company to have net consolidated leverage, as defined in the credit agreement, of not more than 6.25X. As of March 31, 2003, the Company's net consolidated leverage under the Agreement was approximately 4.9X.

LIN TV had 49.9 million common shares outstanding as of March 31, 2003.

Guidance

On March 26, 2003, the Company announced that it was unable to provide guidance for future periods, due to volatility in the market following the onset of the war in Iraq. While advertising time sales for the month of April were slightly ahead in 2003 compared to 2002 on an absolute basis, the Company continues to be unable to provide guidance for the second quarter or future reporting periods until it is better able to estimate the impact of current events on the Company's results.

Recent Developments

The Company has previously announced that it intends to seek the sale of WEYI-TV, the Company's NBC affiliate serving Flint, Michigan. The sales process is continuing; however, the Company may not be able to consummate this sale on acceptable terms. The previously announced sale of the stations in Abilene (KRBC-TV) and San Angelo (KACB-TV), Texas is proceeding according to plan and is expected to be completed during the second quarter following FCC approval. As such, the operating results for KRBC and KACB have been included as discontinued operations.

About LIN TV

LIN TV operates 24 television stations in 14 markets, two of which are LMAs. LIN's stations are:

MARKET                      STATION                      DMA               CHANNEL       NETWORK
------                      -------                      ---               -------       -------
Indianapolis                WISH-TV                       25                  8           CBS
                            WIIH-CA                                                       Univision

New Haven                   WTNH-TV                       27                  8           ABC
                            WCTX-TV                                          59           UPN

Grand Rapids                WOOD-TV                       38                  8           NBC
                            WOTV-TV                                          41           ABC
                            WXSP-CA                                          LPs          UPN

Norfolk                     WAVY-TV                       41                 10           NBC
                            WVBT-TV                                          43           Fox

Buffalo                     WIVB-TV                       44                  4           CBS
                            WNLO-TV                                          23           UPN

Providence                  WPRI-TV                       48                 12           CBS
                            WNAC-TV                                          64           Fox (LMA)

Austin                      KXAN-TV                       54                 36           NBC
                            KNVA-TV                                          54           WB (LMA)
                            KBVO-CA                                         LP's          Telefutura

Dayton                      WDTN-TV                       58                  2           ABC

Flint                       WEYI-TV                       64                 25           NBC

Toledo                      WUPW-TV                       68                 36           Fox

Fort Wayne                  WANE-TV                       104                15           CBS

Springfield                 WWLP-TV                       106                22           NBC

Lafayette                   WLFI-TV                       189                18           CBS

San Juan                    WAPA-TV                       NA                  4           Independent
                            WJPX-TV                                          24           Independent

LIN TV also owns approximately 20% of KXAS-TV in Dallas, Texas and KNSD-TV in San Diego, California through a joint venture with NBC, and is a 50% non-voting investor in Banks

Broadcasting, Inc., which owns KWCV-TV in Wichita, Kansas and KNIN-TV in Boise, Idaho. Finally, LIN is a one-third owner of WAND-TV, the ABC affiliate in Decatur, Illinois, which it manages pursuant to a management services agreement.

Financial information and overviews of LIN TV's stations are available on the Company's website at www.lintv.com.

Conference Call

LIN TV will hold a conference call to discuss its first quarter 2003 results TODAY, Tuesday, April 29, 2003, at 10:00 am ET. To participate in the call, please call (800) 289-0456 (U.S. callers) or (913) 981-5537 (international callers) approximately 10 minutes prior to the scheduled start of the call and reference 534584. The call can also be accessed via the investor relations section of the company's website at www.lintv.com (listen-only).

If you are unable to participate in the live call, a taped replay will be available from 1:00 pm ET today until Sunday, May 4, 2003 at midnight ET. The replay can be accessed by dialing (888) 203-1112 (U.S. callers) or (719) 457-0820 (international callers), and using passcode 534584. The replay can also be accessed at the company's website from 1:00 pm today until midnight on May 4, 2003.

Safe Harbor Statement

This press release may include statements that may constitute "forward-looking statements," including estimates of future business prospects or financial results and statements containing the words "believe," "estimate," "project," "expect," or similar expressions. Forward-looking statements inherently involve risks and uncertainties, including, among other factors, general economic conditions, demand for advertising, the war in Iraq or other geopolitical events, competition for audience and programming, government regulations and new technologies, that could cause actual results of LIN TV to differ materially from the forward-looking statements. Factors that could contribute to such differences include the risks detailed in the Company's registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date of this release.

                                      # # #

                                  LIN TV CORP.
            Unaudited Condensed Consolidated Statements of Operations
                  (In thousands, except per share information)

                                                                                       THREE MONTHS
                                                                                       ENDED MARCH 31,
                                                                                ---------------------------
                                                                                   2003               2002
                                                                                ---------       -----------
Net revenues                                                                    $  75,254       $    62,523

Operating costs and expenses:
           Direct operating                                                        24,730            19,957
           Selling, general and administrative                                     21,413            15,864
           Amortization of program rights                                           5,274             4,682
                                                                                ---------       -----------
Station operating income                                                           23,837            22,020
           Corporate                                                                3,920             2,128
           Depreciation and amortization of intangible assets                       8,154             5,722
                                                                                ---------       -----------

Operating income                                                                   11,763            14,170
                                                                                ---------       -----------

Other (income) expense:
           Interest expense                                                        20,521            25,397
           Investment income                                                         (380)           (1,063)
           Share of (income) loss in equity investments                               289            (1,415)
           Loss on extinguishment of debt                                          29,525                --
           Other, net                                                                  47            (1,219)
                                                                                ---------       -----------
Total other expense, net                                                           50,002            21,700
                                                                                ---------       -----------

Loss before provision for income taxes and cumulative
  effect of change in accounting principle                                        (38,239)           (7,530)
Provision for income taxes                                                          2,628            18,190
                                                                                ---------       -----------
Loss before cumulative effect of change in accounting principle                   (40,867)          (25,720)
Cumulative effect of change in accounting principle
  net of tax benefit of $16,525                                                        --            30,689
                                                                                ---------       -----------
Net loss                                                                        $ (40,867)      $   (56,409)
                                                                                =========       ===========
BASIC AND DILUTED LOSS PER COMMON SHARE:
         Loss  before extraordinary item and cumulative
           effect of change in accounting principle                             $   (0.82)      $     (1.00)
         Cumulative effect of change in accounting principle, net of tax               --             (1.19)
         Net loss                                                               $   (0.82)      $     (2.20)
         Weighted - average number of common shares
           outstanding used in calculating basic and diluted
           loss per common share                                                   49,904            25,688

SUPPLEMENTAL FINANCIAL DATA:

           Debt outstanding                                                     $ 753,951       $ 1,076,160
           Cash and cash equivalents                                               20,194            10,820
           Capital expenditures                                                     6,096             5,202
           Program rights payments                                                  5,395             4,739
           Capital distributions from equity investments                            1,630                --
           Cash paid for taxes                                                      2,651                37
           Non-cash items                                                             390              (169)

                                  LIN TV CORP.
       Unaudited Adjusted Condensed Consolidated Statements of Operations
                  (In thousands, except per share information)

                                                                                         THREE MONTHS
                                                                                        ENDED MARCH 31,
                                                                                     -----------------------
                                                                                      2003             2002
                                                                                     --------       --------
Net revenues                                                                         $ 75,254       $ 74,977

Operating costs and expenses:
                Direct operating                                                       24,730         23,893
                Selling, general and administrative                                    21,413         19,788
                Amortization of program rights                                          5,274          6,272
                                                                                     --------       --------
Station operating income                                                               23,837         25,024
                Corporate                                                               3,920          1,815
                Depreciation and amortization of intangible assets                      8,154          7,339
                                                                                     --------       --------
Operating income                                                                       11,763         15,870
                                                                                     --------       --------
Other (income) expense:
                Interest expense                                                       14,920         15,537
                Investment income                                                        (380)          (313)
                Share of (income) loss in equity investments                              289         (1,415)
                Loss on extinguishment of debt                                         29,525             --
                Other, net                                                                 47         (1,219)
                                                                                     --------       --------
Total other expense, net                                                               44,401         12,590
                                                                                     --------       --------
Gain (loss) before provision for income taxes
  and cumulative effect of change in accounting principle                             (32,638)         3,280
Provision for  income taxes                                                             4,589         21,974
                                                                                     --------       --------
Loss before cumulative effect of change in accounting principle                       (37,227)       (18,694)
Cumulative effect of change in accounting principle
  net of tax benefit of $16,525                                                            --         30,689
                                                                                     --------       --------
Net loss                                                                             $(37,227)      $(49,383)
                                                                                     ========       ========
BASIC AND DILUTED LOSS PER COMMON SHARE:
                Loss before extraordinary item and cumulative
                   effect of change in accounting principle                          $  (0.75)      $  (0.41)
                Cumulative effect of change in accounting principle, net of tax            --          (0.68)
                Net loss                                                             $  (0.75)      $  (1.09)

                Weighted - average number of common shares
                   outstanding used in calculating basic and diluted
                   loss per common share                                               49,904         45,238

SUPPLEMENTAL FINANCIAL DATA:
                Program rights payments                                                 5,395          6,886
                Capital distributions from equity investments                           1,630             --
                Non-cash items                                                            390           (169)


NOTE: LIN TV reports adjusted results to reflect the acquisitions of the Sunrise television stations on May 2, 2002 as if it had occurred on January 1, 2002. The adjusted presentation excludes operating results of the Sunrise North Dakota stations, the sale of which was completed on August 23, 2002 and excludes the operating results of KRBC-TV and KACB-TV, the Texas stations, the sales of which are pending approval by the Federal Communications Commission. The adjusted results also reflect the impact of transactions associated with LIN TV's May 2002 IPO and the subsequent redemption of the LIN Holdings senior discount notes, and adjustment of related cash interest expense, as if the debt had been repaid or borrowed on January 1, 2002. The adjustments also include elimination of the preferred dividend the company previously received as a result of its interest in Southwest Sports Group, and the elimination of management fees paid to Hicks, Muse, Tate & Furst during 2002.

                                  LIN TV CORP.
                   Unaudited reconciliation between actual and
            adjusted condensed consolidated statements of operations
                                 (In thousands)

                                                                                        THREE MONTHS
                                                                                        ENDED MARCH 31,
                                                                                    -----------------------
                                                                                      2003           2002
                                                                                    --------       --------
CALCULATION OF OPERATING INCOME:
                Operating Income (actual)                                           $ 11,763       $ 14,170
                Adjustments to net revenues and operating expenses:
                    Sunrise Merger (excluding North Dakota and Texas stations)            --          1,388
                    HMTF Fees                                                             --            312
                                                                                    --------       --------
                Operating income (adjusted)                                           11,763         15,870
                                                                                    --------       --------
CALCULATION OF NET LOSS:

                Net loss (actual)                                                   $(40,867)      $(56,409)

                Adjustments to net loss:
                    Sunrise Merger (excluding North Dakota and Texas stations)            --            903
                    Interest Expense                                                   3,640          6,410
                    HMTF Fees                                                             --            202
                    Dividends on Southwest Sports preferred units                         --           (489)
                                                                                    --------       --------
                Net loss (adjusted)                                                  (37,227)       (49,383)
                                                                                    --------       --------